Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Hipcricket, Inc.

We have audited the accompanying carve-out financial statements of the Mobile Advertising Business of Hipcricket, Inc. (the “Division”), which comprise the carve-out statements of financial position as of September 30, 2014 and 2013, and the related carve-out statements of operations, changes in net assets and cash flows for the years then ended, and the notes to the carve-out financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Mobile Advertising Business of Hipcricket, Inc. as of September 30, 2014 and 2013, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis Matter

These carve-out financial statements may not necessarily reflect the Division’s financial position, results of operations, and cash flows for future periods, and they may not reflect the financial position, results of operations, and cash flows that would be realized had the Division been a stand-alone entity during the years presented.

Without qualifying our opinion, we draw attention to Note 1 to the carve-out financial statements, which indicates that certain assets and liabilities specific to the Mobile Advertising Business of Hipcricket, Inc. were acquired by SITO Mobile, Ltd. and SITO Mobile Solutions, Inc. (collectively “SITO”) on July 8, 2015

In addition, Note 7 to the carve-out financial statements describes the bankruptcy filing by Hipcricket, Inc., dated January 20, 2015, and the reorganized company, effective May 15, 2015.

PMB Helin Donovan, LLP

Austin, Texas

August 13, 2015

1

The Mobile Advertising Business of Hipcricket, Inc.
Carve-out Statements of Financial Position

	As of September 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$-	$-
Accounts receivable, net	3,846,906	2,089,380
Prepaid expenses and other current assets	160,177	110,645
Total current assets	4,007,083	2,200,025

Property and equipment, net	150,829	42,958
Goodwill	-	16,336,922
Intangible assets, net	2,222,667	4,053,921
Total assets	$6,380,579	$22,633,826

Liabilities and Net Assets
Current liabilities:
Accounts payable	$5,328,738	$2,454,517
Accrued liabilities	1,258,579	1,292,013
Deferred revenue	754,568	91,477
Total current liabilities	7,341,885	3,838,007

Commitments and contingencies	-	-

Net assets (deficit)	(961,306)	18,795,819
Total liabilities and net assets (deficit)	$6,380,579	$22,633,826

See accompanying notes to the carve-out financial statements.

2

The Mobile Advertising Business of Hipcricket, Inc.
Carve-out Statements of Operations

	Years Ended September 30,
	2014	2013

Revenue	$15,348,930	$10,341,464

Costs of revenue	9,238,136	6,981,968

Gross margin	6,110,794	3,359,496

Operating expenses:
Compensation and benefits	9,466,639	10,427,243
Depreciation expense	73,743	76,845
Professional fees	582,112	526,087
Occupancy costs	433,795	572,425
Other general and administrative costs	1,547,753	1,729,015
Total operating expenses	12,104,042	13,331,615

Loss from operations	(5,993,248)	(9,972,119)

Other income (expenses):
Impairment of goodwill and intangible assets	(18,168,176)	-
Restructuring costs	(461,563)	(913,610)
Interest expense	(136,954)	(34,988)
Other income (expense), net	(14,598)	2,704,839
Total other income (expense)	(18,781,291)	1,756,241

Loss before income taxes	(24,774,539)	(8,215,878)

Income tax expense	-	-

Net loss	$(24,774,539)	$(8,215,878)

See accompanying notes to the carve-out financial statements.

2

The Mobile Advertising Business of Hipcricket, Inc.
Carve-out Statements of Changes in Net Assets
Years Ended September 30, 2014 and 2013

Balances, October 1, 2012	$16,032,558

Employee share-based compensation	1,862,047
Net investment by Hipcricket, Inc.	9,117,092
Net loss	(8,215,878)

Balances, September 30, 2013	18,795,819

Employee share-based compensation	1,088,976
Net investment by Hipcricket, Inc.	3,928,438
Net loss	(24,774,539)
Balances, September 30, 2014	$(961,306)

See accompanying notes to the carve-out financial statements.

3

The Mobile Advertising Business of Hipcricket, Inc.
Carve-out Statements of Cash Flows

	Years Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(24,774,539)	$(8,215,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	73,743	76,845
Share-based payments	1,088,976	1,862,047
Gain through the reduction of contingent liabilities associated with business combinations	-	(2,704,839)
Impairment of intangible assets	18,168,176	-
Changes in operating assets and liabilities:
Accounts receivable	(1,757,526)	184,222
Prepaid expenses and other current assets	(49,532)	199,625
Accounts payable and accrued liabilities	2,840,787	(175,364)
Deferred revenue	663,091	(313,848)
Net cash used in operating activities	(3,746,824)	(9,087,190)

Cash flows from investing activities:
Additions to property and equipment	(181,614)	(29,902)
Net cash used in investing activities	(181,614)	(29,902)

Cash flows from financing activities:
Net investment by Hipcricket, Inc.	3,928,438	9,117,092
Net cash provided by financing activities	3,928,438	9,117,092

Decrease in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of the year	-	-
Cash and cash equivalents, end of the year	$-	$-

Supplemental cash flow information:
Interest paid	$136,954	$34,988
Income taxes paid	$-	$-

See accompanying notes to the carve-out financial statements.

4

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

NOTE 1 — DESCRIPTION OF BUSINESS

Description of Business

Hipcricket, Inc. (the “Company”) provides an end-to-end, data driven mobile engagement and analytics solution that empowers brands, agencies and media companies to drive customer engagement, loyalty and sales. Their proprietary, scalable and user friendly AD LIFE® software-as-a service platform (“AD LIFE Platform” or the “Platform”) creates measurable, real-time, one-to-one relationships between companies and their current or prospective customers, using text messages, multimedia messages (“MMS”), mobile web sites, mobile applications, mobile coupons, quick response (“QR”) codes and via mobile advertising from a single, scalable, self-service access point. The Platform enables customers to quickly plan, create, test, deploy, monitor, measure and optimize interactive mobile marketing and advertising programs throughout the campaign lifecycle across nearly every major mobile channel. The Company also provides business-to-consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics.

The Company generates revenue primarily through license fees, content development fees, messaging campaign fees, and fees associated with various add-on promotional applications in the Platform. Additional revenue is generated by platform administration and professional service fees related to the mobilization of client content and implementation of marketing campaigns through the Platform.

As discussed further in Note 8, the Company filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware on January 20, 2015 and reorganized the Company on May 15, 2015.

On July 8, 2015 (the “Closing Date”), SITO Mobile, Ltd. and SITO Mobile Solutions, Inc., a subsidiary of SITO Mobile, Ltd. (collectively “SITO”), the Company and, solely as a guarantor of the Company’s indemnity obligations, ESW Capital LLC entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which SITO acquired certain assets and assumed certain liabilities of the Mobile Advertising Business of the Company (the “Division”).

SITO paid $3,700,000 for the Division by issuing to the Company 6,205,602 shares of SITO’s common stock (the “Shares”), at an agreed-upon valuation of $2,400,000, and $1,300,000 in cash. SITO acquired all rights to contracts with the Company’s mobile advertising customers, customer lists and records as well as certain intellectual assets and properties used in the Company’s mobile advertising business. SITO hired certain employees of the Company to service the mobile advertising customers that were acquired.

The Agreement contains standard representations and warranties for a transaction of its nature. SITO and the Company have agreed to indemnify each other for any breaches of representations, warranties and covenants given in the Agreement. The Agreement also contains certain non-compete covenants. Except with respect to fraud, neither the Company nor SITO will have aggregate liability to the other in excess of $2,400,000.

In connection with the Shares of common stock issued or issuable under the Agreement, SITO relied on Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. SITO has agreed to file a registration statement covering the shares under the Agreement.

The descriptions of the terms of the Agreement do not purport to be complete and are qualified in their entirety by the copy which is included as an exhibit to this Current Report.

5

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These carve-out financial statements exclude the financial results of the Company’s mobile marketing business, which consists of marketing to mobile devices, such as via SMS, MMS and push notifications and; therefore, do not represent the financial statements of the Company as a whole. Due to the inherent limitations of carving out net assets and activities from larger entities, these carve-out financial statements may not necessarily reflect the Division’s financial position, results of operations, and cash flows for future periods, and they may not reflect the financial position, results of operations, and cash flows that would be realized had the Division been a stand-alone entity during the years presented.

These carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”).

Use of Estimates and Judgments

The preparation of the carve-out financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company’s management regularly evaluates estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates. Significant estimates relate to the allowances for tax assets, the assumptions used to value stock option awards, estimates of future cash flows used to evaluate the fair value of long-lived assets, revenues earned from percentage of completion contracts and the period in which such revenues should be recorded, and the allocation of expenses to the Division by the Company.

The carve-out financial statements include expenses of the Company, allocated to the Division for certain functions provided by the Company, including compensation and benefits, general corporate costs, occupancy and information technology costs. These expenses have been allocated to the results of the Division based on one of three allocation cost drivers: revenues attributable to each of the Company’s product lines, the headcount of employees within each division of the Company and an allocation of headcount of employees providing shared services to each division, and the identification of costs specific to each division within the Company. Management considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to, or the benefit received by, the Division during the years ended September 30, 2014 and 2013. The allocations may not; however, reflect the expenses the Division would have incurred as an independent entity for the periods presented.

Accounts Receivable

The accounts receivable balances are due from customers throughout the U.S. Credit is extended based on an evaluation of a customer’s financial condition and collateral is generally not required. Based on the nature of the contract, the billing terms are such that a certain percentage is billed at the time of the contract and then at various time intervals or through the length of the agreement, which are generally up to 12 months.

The Division determines the allowance for doubtful accounts by considering a number of factors, including the length of time balances are past due, customer loss history, the customer’s perceived ability to pay its obligation, and the condition of the general economy and industry as a whole. As of September 30, 2014 and 2013, the allowance for doubtful accounts balance was $142,004 and $124,858, respectively.

6

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

Property and Equipment

Property and equipment consists primarily of computer software and office equipment, furniture and fixtures and leasehold improvements, which are all stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful lives.

Fair Value of Financial Instruments

The fair value of some of the Division’s financial instruments, including accounts receivable, accounts payable, accrued liabilities, and deferred revenues approximate their respective carrying value due to their short maturity. Financial instruments that potentially subject us to concentrations of credit risk are accounts receivables.

Fair Value Measurements

The Company measures certain assets, including the intangible assets, at fair value on a nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs such as quoted prices for similar assets or liabilities in markets that are not sufficiently active to qualify as Level 1 or, other inputs that are observable by market data.

Level 3: Unobservable inputs for which there is little or no market data, which requires management to develop their own assumptions. The inputs require significant management judgment or estimation.

The fair value of the intangible assets are determined based on valuation techniques using the best information available, and may include quoted market prices, market comparables, and discounted cash flow projections.

For the years ended September 30, 2014 and 2013, the re-measurement of identified intangibles to their implied fair value is classified as a Level 3 fair value assessment due to the significance of unobservable inputs. The inputs used to measure the fair value of the identified intangible assets were largely unobservable, and, accordingly, these measurements were classified as Level 3. The fair value of the intangible assets were estimated using the income approach, which is based on management's cash flow projections of revenue growth rates and operating margins, taking into consideration industry and market conditions. The discount rates used in the fair value calculations for the intangible assets were based on a weighted average cost of capital adjusted for the relevant risk associated with those assets. The unobservable inputs used in these valuations include projected revenue growth rates, operating margins, royalty rates and the risk factor added to the discount rate.

7

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

Indefinite-lived Intangible Assets

The Company reviews indefinite-lived intangible assets, which include acquired trade names, for impairment annually and whenever events or changes in circumstances suggest that the fair value of the asset may be less than the carrying value. The fair value of indefinite-lived intangible assets is measured by comparing the carrying amount of the asset to the future discounted cash flows that the asset is expected to generate. If it is determined that an individual asset is impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

Goodwill

The Company has recorded goodwill as a result of business combinations. Goodwill is carried at cost and is not amortized. Management reviews goodwill for impairment annually or whenever events or changes in circumstances suggest that the fair value of goodwill may be less than its carrying value.

The Company has an unconditional option to evaluate impairment of goodwill by performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. If the fair value of the reporting unit is determined to be more likely than not greater than the carrying amount, further testing of goodwill impairment is not performed. If the qualitative assessment indicates that fair value of the reporting unit is more likely than not less than the carrying amount, the Division performs a quantitative two-step impairment test.

The quantitative goodwill impairment test involves a two-step process. In the first step, the Company compares the fair value of each reporting unit to its carrying value. If the fair value of the reporting unit exceeds its carrying value, goodwill is not impaired and no further testing is required. If the fair value of the reporting unit is less than the carrying value, the Company must perform the second step of the impairment test to measure the amount of impairment loss, if any. If the implied fair value of the reporting unit's goodwill is less than the carrying value, the difference is recorded as an impairment loss. When performing a quantitative two-step impairment test, the Company depends upon estimates of future cash flows and other factors to determine the fair value of each defined reporting unit. The Company relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows and marketplace data.

The Company estimates the fair value of our reporting units using the income approach and the market approach. Using the income approach, the Company calculates the fair value of a reporting unit based on the present value of estimated future cash flows. Cash flow projections are based on management's estimates of revenue growth rates and operating margins, taking into consideration industry and market conditions. The discount rate used is based on the weighted-average cost of capital risk-adjusted for business-specific characteristics and the uncertainty related to the business's ability to execute on the projected cash flows. The market approach estimates fair value based on market multiples of revenue and earnings derived from comparable publicly-traded companies with similar operating and investment characteristics as the reporting unit. The weighting of the fair value derived from the market approach ranges from 0% to 50% depending on the level of comparability of these publicly-traded companies to the reporting unit. When market comparables are not meaningful or not available, management may estimate the fair value of a reporting unit using only the income approach.

8

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

Share-Based Payments

The fair value of share-based payments for stock options is estimated at the grant date based on the stock award’s fair value as calculated by the Black-Scholes-Merton (“BSM”) option-pricing model and is recognized as expense over the requisite service period using a straight line method. The BSM model requires various highly judgmental assumptions, including expected volatility and option life. The Division estimates the forfeiture rate based on actual historical experience. Share-based compensation is recorded by the Division for awards to employees of the Division as well as an allocation of expense for shared services employees and Board Members. The Division recognized stock-based compensation expense on the straight-line basis over the service period of each separately vesting portion of the award.

Revenue Recognition

Contracts include deliverables such as production and delivery of online media content, hosting, fees from content retention and delivery, custom solution creation, or placement of mobile or online advertising content. Revenues from contracts with multiple deliverables for the production and delivery of online media content and hosting are recognized over the term of the media content production, delivery or hosting period. For deliverables that do not have stand alone value, that are delivered in conjunction with a term license, support or hosting arrangement, we recognize the related revenues over the related license term, support, or hosting service period.

When contracts include multiple deliverables, revenue is allocated to each respective element that is determined to have stand alone value. When these multiple deliverables can be separated into different units of accounting, the Division allocates the arrangement consideration to the identified separate units of accounting based on their relative selling price. Accounting guidance for multiple-deliverable arrangements provides a hierarchy to use when determining the relative selling price for each unit of accounting. The Division uses vendor-specific objective evidence ("VSOE") of selling price, based on the price at which we regularly sell the item on a standalone basis, if it exists. If VSOE of selling price is not available, third-party evidence ("TPE") of selling price is used to establish the selling price if it exists. If VSOE or TPE of selling price are not available, the best estimate of selling price ("BESP") is used. Allocation of revenue to deliverables of an arrangement is based on the VSOE for professional services revenues and on BESP for all other elements being sold on a stand-alone basis. The Division evaluates BESP by reviewing historical data related to sales of the deliverables.

Fixed-price contracts for the creation of custom software are typically of a duration of less than one year and are accounted for using the percentage-of-completion method. The Division uses the percentage-of-completion method of accounting because management believes it is the most accurate method to recognize revenue based on the nature and scope of these particular service contracts, that it is a better measure of periodic income results than other methods, and that it better matches revenues recognized with the related costs incurred. Percentage of completion is based primarily on input measures such as hours incurred to date compared to total estimated hours to complete, with consideration given to output measures, such as contract milestones, whenever applicable. Significant judgment is required when estimating total hours and progress to completion on these arrangements, which determines the amount of revenue that is recognized each period as well as whether a loss is expected to be incurred for the remainder of the project, which is recognized immediately. Revisions to hour and cost estimates are incorporated in the period in which the facts that give rise to the revision become known.

9

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

Revenues from the creation of custom software are generally a component of contracts that include hosting and/or production and delivery services. The Division allocates revenues on multiple element arrangements between the software and non-software deliverables using VSOE or BESP, depending on the nature of the multiple deliverables. Software revenues are recorded when the software is completed and accepted by the client if the software has free standing functionality, the fee for the software is separately determinable and the Division has demonstrated the capability of completing any remaining terms under the contract. Otherwise all revenues under the multi-deliverable contracts are recognized over the term of the production and content delivery or hosting period.

Revenues for producing interactive advertising content are based upon fees for the production and hosting of the advertising content and/or a percentage of the fees paid by third party advertisers. Revenues from third parties for the production and hosting of the advertising content are recorded pro rata over the related hosting period. Revenues representing a percentage of the fees paid by third party advertisers for advertising on third party or company websites are recorded when the contractual criteria has been met and amounts are due from third party advertisers.

Deferred revenues primarily consist of billings or payments received in advance of revenue recognition from subscription services and support and maintenance contracts and are recognized as the relevant revenue recognition criteria are met.

Income Taxes

The Division’s income taxes as presented are calculated on an as-if separate tax return basis as practicable, although the Division’s operations have historically been included in the Company’s U.S. federal and state tax returns. The Company’s global tax model has been developed based on all divisions within the Company. Accordingly, the Division’s tax results as presented may not be fully reflective of the results that the Division would have generated on a stand-alone basis.

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying the currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Recently Issued Accounting Standards

Accounting standards that have been recently issued or proposed by the Financial Accounting Standards Board (“FASB”) or other standards-setting bodies are not expected to have a material impact on the Division’s financial position, results of operations or cash flows.

Management Review

The Company has evaluated subsequent events through August 13, 2015, the date the carve-out financial statements were available to be issued.

10

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2014 and 2013:

	2014	2013
Leasehold improvements	$71,259	$32,902
Computer equipment	80,208	43,294
Furniture and fixtures	109,968	10,005
Software	507,472	507,472
	768,907	587,293
Less: accumulated depreciation	(618,078)	(544,335)
	$150,829	$42,958

Depreciation expense was $73,743 and $76,845 for the years ended September 30, 2014 and 2013, respectively.

NOTE 4 — GOODWILL AND INTANGIBLE ASSETS

During the year ended September 30, 2014, management determined that sufficient indicators of potential impairment existed to require a goodwill impairment analysis for the Company. These indicators included the then recent trading values of the Company’s common stock, coupled with market conditions, recurring losses and liquidity constraints of the Company. Management performed the first step of the quantitative goodwill impairment assessment and concluded that there was an indication of impairment and that the second step of the impairment test was required to be performed. As a result of the second step, the implied fair value of goodwill was zero and an impairment loss of $16,336,922 was charged and is included in the carve-out statement of operations for the year ended September 30, 2014.

Intangible assets relate to trade names of the Company that have an indefinite life and are not subject to amortization. As part of an annual impairment test, management tested the recoverability of the Company’s trade names. During this assessment, management concluded that the fair value of the Company’s trade name was $2,222,667 and an impairment loss of $1,831,254 was charged and is included in the carve-out statement of operations for the year ended September 30, 2014.

NOTE 5 — SHARE-BASED PAYMENTS

The Division’s employees that provide direct support to the Division participate in the Company’s various stock-based compensation incentive award plans. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized over the employee requisite service period.

Stock-based incentives awarded are provided to the Division’s employees under the terms of the Company’s 2014 Equity Incentive Plan and the 2010 Incentive Stock Option Plan (collectively, “the Plans”). As of September 30, 2014, 27,000,000 shares had been authorized for issuance under the Plans. In accordance with the Plans, awards may consist of stock options, stock appreciation rights, stock grants, performance shares, performance units, dividend equivalents or other cash-based or equity awards.

11

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

Stock-based compensation cost is measured at the grant date based on the fair value of the award. The Company uses the Black-Scholes-Merton option pricing model to estimate the fair value of stock options and warrants. The determination of the fair value of stock-based awards on the date of grant using an option pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the Company’s expected stock price volatility over the expected term of the awards, actual and projected employee stock option exercise behaviors, a risk-free interest rate and any expected dividends.

The expected volatility of options granted was estimated by using a combination of historical volatility and implied volatility. The simplified approach was used to estimate the expected term for options granted and the risk-free interest rate used in the option valuation model on zero-coupon yields was based on U.S. Treasury issues with remaining terms similar to the expected term on the options. The Company used historical data and future expectations to estimate option forfeitures and record stock-based compensation expense only for those awards that are expected to vest.

The fair values of stock option awards issued to employees were estimated with the following weighted average assumptions:

	2014	2013
Expected dividend yield	0.00%	0.00%
Expected volatility	70.00%	70.00%
Risk-free rate of return	1.01%	0.51%
Expected life (years)	3.5	3.5

A summary of the status of the Company’s stock option activity as of September 30, 2014 and changes during the year ended September 30, 2014 are presented below.

	Shares	Weighted average exercise price
Outstanding at September 30, 2013	11,696,313	$1.38
Granted	16,524,676	0.35
Exercised	-	-
Forfeited	(4,943,189)	1.07
Outstanding at September 30, 2014	23,277,800	0.64
Exercisable at September 30, 2014	8,219,626	$1.22

Total stock-based compensation expense for the years ended September 30, 2014 and 2013 was allocated based on the headcount of employees within the Division as well as an allocation of expense for shared services employees and Board Members totaling $1,088,976 and $1,862,047, respectively. The aggregate intrinsic value of the exercisable options at September 30, 2014 was zero. As of September 30, 2014, unrecognized compensation expense relevant to the Division related to unvested options, net of estimated forfeitures, was estimated to be $600,000. The Company’s common stock and all outstanding options were extinguished when the plan of reorganization became effective on May 15, 2015 (Note 8). Therefore, the Company does not expect to recognize any future stock-based compensation expense.

12

The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

NOTE 6 — INCOME TAXES

The Division’s operations are part of the Company’s corporate income tax returns. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. During the years ended September 30, 2014 and 2013, the Division has not been allocated income tax expense or benefit due to the proceedings disclosed in Note 8.

Significant components of the Company’s deferred taxes, inclusive of all divisions, at September 30, 2014 and 2013 are estimated to be as follows:

	2014	2013
Deferred tax assets (liabilities):
Depreciable assets	$300,000	$300,000
Stock-based compensation	2,000,000	2,000,000
Trade accounts receivable	150,000	150,000
Intangible assets	(3,900,000)	(3,900,000)
Other	900,000	900,000
Net operating loss carryforward	40,900,000	26,500,000
Total deferred tax asset	40,350,000	25,950,000
Less valuation allowance	(40,350,000)	(25,950,000)
Net deferred tax asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of, the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible. The Company has recorded a full valuation allowance to reduce their deferred tax asset to zero as of September 30, 2014 and 2013.

The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits would significantly decrease or increase within the next twelve months. The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of income tax expense.  As of September 30, 2014 and 2013, the Company has no accrued interest or penalties.

As of September 30, 2014, the Company had approximately $116.8 and $75.8 million in federal and state net operating loss carryforwards, respectively, that are available to offset future federal and state taxable income. Utilization of net operating losses are subject to limitations due to ownership changes and other limitations provided by the Internal Revenue Code.

NOTE 7 — BANKRUPTCY FILING AND REORGANIZED COMPANY

On January 20, 2015, the Company filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Since filing its petition, the Company has operated as debtor in possession under the jurisdiction of the Bankruptcy Court.

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The Mobile Advertising Business of Hipcricket, Inc.

Notes to the Carve-out Financial Statements

September 30, 2014 and 2013

(Continued)

On May 14, 2015, the Bankruptcy Court entered an order (Docket No. 428) (the “Confirmation Order”) confirming the Amended Chapter 11 Plan of Reorganization of the Debtor Dated March 31, 2015, as Modified (collectively with all exhibits and supplements and modifications or other amendments thereto, the “Plan”). The Plan became effective on May 15, 2015 (the “Effective Date”), the date upon which the Debtor filed its Notice of (I) Entry of Order Confirming, and Occurrence of Effective Date of, Amended Chapter 11 Plan of Debtor; (II) Bar Date for Administrative Claims; and (III) Certain Releases and Injunction Thereunder. Pursuant to the Confirmation Order, on the Effective Date, (a) the Company continued in existence as a reorganized entity (the “Reorganized Company”), (b) substantially all assets of the Company, except certain potential estate causes of action which may result in litigation recoveries to be distributed to holders of allowed claims pursuant to Article VII of the Plan and funds earmarked for payment of professional fees in connection with the chapter 11 case, vested in the Reorganized Company, (c) all previously outstanding common stock of the Company and all rights to convert, exchange or receive Company common stock were automatically cancelled and the Company’s stockholders will not be entitled to receive or retain any cash, securities or other property on account of their cancelled, released and extinguished common shares and rights, and (d) ESW Capital LLC received 100% of the new equity in, and became the sole shareholder of, the Reorganized Company as follows: (i) in its capacity as DIP Lender, ESW Capital LLC received 60% of the newly issued and outstanding equity of the Reorganized Company on the Effective Date in exchange for cancelling $3,000,000 due to it under the DIP Note and was repaid the remaining amount outstanding under the DIP Note, and (ii) in its capacity as Plan Sponsor, ESW Capital LLC received 40% of the newly issued and outstanding equity of the Reorganized Company in exchange for (y) a cash payment of $5,250,000, and (z) payment of cure costs required to be made in order to assume certain agreements.

NOTE 8 – CONTINGENCIES

In the normal course of business, the Company may become involved in various legal proceedings. Except as stated below, management is not aware of any pending or threatened legal proceeding to which the Company or Division is or will be a party that, if successful, might result in a material adverse change in the Division’s business, properties, or financial condition.

Leibsohn, et al. v. Hipcricket, Inc. (FKA Augme Technologies), et al., No. 13-2-40007-3 (King Cty. Sup. Ct.): On November 25, 2013, stockholders of the former Hipcricket, Inc. who were stockholders when Augme purchased the assets of Hipcricket, Inc. in August 2011 filed a lawsuit in King County Superior Court alleging that Augme and its board of directors at the time made false statements which induced the plaintiff stockholders to approve the asset purchase transaction. The lawsuit asserts claims under the Washington State Securities Act as well as common-law claims for intentional misrepresentation and negligent misrepresentation. Plaintiffs seek to rescind the asset purchase transaction or obtain a “rescissionary measure of damages,” as well as compensatory damages, interest and attorneys’ fees. On March 3, 2014, defendants filed a motion to dismiss the action in its entirety, and that motion was to be fully briefed by April 23, 2014. An oral argument on the motion to dismiss took place on May 9, 2014. On June 17, 2014 the court issued a decision denying the motion to dismiss. The Defendants intend to continue to vigorously defend the action. The Company cannot at this time estimate any potential loss that may result from this litigation.

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